UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 21, 2013

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 21, 2013, The Gap, Inc. (“the Company”) held its annual meeting of shareholders (“Annual Meeting”) in San Francisco, California. As of March 25, 2013, the Company's record date for the Annual Meeting, there were a total of 465,300,907 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 429,427,371 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted as follows at the Annual Meeting:

1. Election of the Directors nominated by the Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Adrian D.P. Bellamy	405,725,047	4,722,557	154,682	18,825,085
Domenico De Sole	409,720,137	730,372	151,777	18,825,085
Robert J. Fisher	328,486,237	81,965,079	150,970	18,825,085
William S. Fisher	406,989,957	3,461,100	151,229	18,825,085
Isabella D. Goren	409,567,928	894,100	140,258	18,825,085
Bob L. Martin	405,542,257	4,924,328	135,701	18,825,085
Jorge P. Montoya	409,775,027	671,734	155,525	18,825,085
Glenn K. Murphy	403,452,172	5,874,781	1,275,333	18,825,085
Mayo A. Shattuck III	406,910,039	3,546,694	145,553	18,825,085
Katherine Tsang	409,787,061	671,127	144,098	18,825,085

Based on the votes set forth above, the director nominees were duly elected.

2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014.

For	Against	Abstain
424,933,788	4,298,124	195,459

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 was duly ratified.

3. Approval, on an advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
406,758,033	3,543,309	300,944	18,825,085

Based on the votes set forth above, the compensation of the Company's named executive officers was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	May 22, 2013	By:	/s/ Michelle A. Banks
Michelle A. Banks
Executive Vice President, General Counsel and
Corporate Secretary and Chief Compliance Officer